Exhibit 99.1

Contact:

Brent Johnson

Investor Relations

801-303-3577

brent.johnson@clearone.com

CLEARONE REPORTS 2012 THIRD QUARTER FINANCIAL RESULTS

SALT LAKE CITY, UTAH — November 15, 2012 — ClearOne (NASDAQ: CLRO) today reported its financial results for the three and nine months ended September 30, 2012.

For the 2012 third quarter, revenue was $11.6 million compared with $11.5 million for the third quarter of 2011.  Gross profit was $6.7 million, or 58% of revenue, compared with $7.0 million, or 61% of revenue, for the third quarter of 2011.  Operating income was $1.4 million and net income was $929,000, or $0.10 per diluted share.  For the third quarter of 2011, which included a favorable judgment award of $3.7 million, operating income was $5.4 million and net income was $3.4 million, or $0.36 per diluted share.  Non-GAAP net income, which excludes proceeds from litigation, share-based compensation and other non-operating items, rose to $1.3 million, or $0.14 per diluted share, from $1.2 million, or $0.13 per diluted share, for the third quarter of 2011.  Non-GAAP Adjusted EBITDA was $2.1 million, or $0.23 per diluted share, for third quarters of both 2012 and 2011.

For the first nine months of 2012, revenue was $33.4 million compared with $34.1 million for the same period in 2011.  Gross profit was $19.9 million, or 60% of revenue, compared with $20.4 million, or 60% of revenue, for the first nine months of 2011.  Operating income was $3.2 million and net income was $2.0 million, or $0.21 per diluted share.  For the first nine months of the prior year, which included the $3.7 judgment award, operating income was $8.4 million and net income was $5.5 million, or $0.59 per diluted share.  Non-GAAP net income was $2.8 million, or $0.30 per diluted share, compared to $3.8 million, or $0.41 per diluted share, for the nine-month period of 2011.  Non-GAAP Adjusted EBITDA was $5.2 million, or $0.56 per diluted share, compared with $6.6 million, or $0.71 per diluted share, for the first nine months of 2011.

The reconciliation between GAAP and Non-GAAP measures is available in the tables attached to this release.

“Revenue for the 2012 third quarter increased slightly over the same period last year, driven by increased sales in our EMEA region, offset by a decline in revenues from our Asia Pacific region,” said Zee Hakimoglu, President, Chief Executive Officer and Chairman of ClearOne.  “During the quarter, we made solid progress strengthening our balance sheet as evidenced by our increased cash position and lower inventory levels.

“While the technology companies continue to be impacted by global economic headwinds, our business had performed better than many of our industry peers.  Looking ahead, we plan to launch several new products over the next three months, which will provide positive momentum as we enter 2013.”

At September 30, 2012, the company had cash and cash equivalents of $14.3 million, up $3.9 million from June 30, 2012, and no debt.

Recent Highlights:

•

September 2012. The company launched an enhanced corporate website, which streamlines the user experience with new organization of the full breadth of ClearOne audio and video products and solutions.

•

October 2012. The company’s president, CEO and chairman, Zee Hakimoglu, received the 2012 InfoComm International Women in AV Award; created to raise awareness of the growing role of female professionals in the male-dominated field of audiovisual technology.

•

October 2012. The company established a distribution agreement with Ingram Micro Inc. under which Ingram Micro will distribute ClearOne's new line of software-based video conferencing solutions and its USB, analog and VoIP conference phones to authorized technology resellers in the U.S.

•

October 2012. The company launched the MagicBox on-premise Entry-Level Server (ELS) to extend its web-based, digital signage offering.  The ELS runs MagicBox WebSuite software applications for digital signage, including content creation and asset management inside a browser for a comprehensive content management experience — from design to verification.

Non-GAAP Financial Measures

ClearOne provides non-GAAP financial information in the form of Non-GAAP net income, Adjusted EBITDA and corresponding earnings per share to investors to supplement GAAP financial information.  ClearOne believes that excluding certain items from GAAP results allows ClearOne's management to better understand ClearOne's consolidated financial performance from period to period as management does not believe that the excluded items are reflective of underlying operating performance.  Non-GAAP net income, Adjusted EBITDA and corresponding earnings per share excludes certain costs and expenses, the details of which are provided in the tables below containing the reconciliation between GAAP and Non-GAAP financial measures.  The exclusion of these items in the non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.  ClearOne believes non-GAAP financial measures will provide investors with useful information to help them evaluate ClearOne's operating results and projections.  This non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating income, net income or other financial measures prepared in accordance with GAAP.  There are limitations to the use of non-GAAP financial measures.  Other companies, including companies in ClearOne's industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes.  A detailed reconciliation of Non-GAAP net income to GAAP net income is included with this news release.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, streaming and digital signage solutions for audio, video and data multimedia communication.  The performance and simplicity of its advanced comprehensive solutions enhance the quality of life.  ClearOne products offer unprecedented levels of functionality, reliability and scalability.  More information about the company can be found at www.clearone.com.

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated.  Such forward-looking statements, including the successful commercialization of expected future product launches and any statements of the plans and objectives of management for future operations, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements.  Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.  Readers should not place undue reliance on these forward-looking statements.

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http://www.b2i.us/irpass.asp?BzID=509&to=ea&s=0

CLEARONE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	September 30, 2012	December 31, 2011
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$ 14,332	$ 16,683
Receivables, net of allowance for doubtful accounts of $64 and $149, respectively	7,667	8,457
Inventories	11,992	12,565
Deferred income taxes	3,025	2,987
Prepaid expenses and other assets	1,448	740
Total current assets	38,464	41,432

Long-term inventories, net	2,432	1,905
Property and equipment, net	1,971	2,338
Intangibles, net	5,636	2,690
Goodwill	1,939	1,153
Other assets	64	41
Total assets	$ 50,506	$ 49,559

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 1,411	$ 2,814
Accrued liabilities	2,568	2,534
Deferred product revenue	3,545	3,404
Total current liabilities	7,524	8,752

Deferred income taxes	128	101
Deferred rent	454	494
Other long-term liabilities	686	548
Total liabilities	8,792	9,895

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized,9,191,099 and 9,098,152 shares issued and outstanding, respectively	9	9
Additional paid-in capital	40,550	40,073
Treasury stock at cost - 94,744 shares as of September 30, 2012	(384)	-
Retained earnings (accumulated deficit)	1,539	(418)
Total shareholders' equity	41,714	39,664
Total liabilities and shareholders' equity	$ 50,506	$ 49,559

CLEARONE COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share value)

	Three months ended September 30,		Nine Months ended September 30,
	2012	2011	2012	2011
Revenue	$ 11,573	$ 11,511	$ 33,382	$ 34,102
Cost of goods sold	4,856	4,534	13,464	13,666
Gross profit	6,717	6,977	19,918	20,436

Operating expenses:
Sales and marketing	1,821	2,184	6,209	6,274
Research and product development	1,959	1,796	5,996	5,249
General and administrative	1,545	1,333	4,736	4,166
Proceeds from litigation	-	(3,702)	(250)	(3,702)
Total operating expenses	5,325	1,611	16,691	11,987

Operating income	1,392	5,366	3,227	8,449
Other income (expense), net	29	(4)	40	15

Income before income taxes	1,421	5,362	3,267	8,464
Provision for income taxes	492	1,987	1,310	2,956
Net income	$ 929	$ 3,375	$ 1,957	$ 5,508

Basic earnings per common share	$ 0.10	$ 0.37	$ 0.21	$ 0.61
Diluted earnings per common share	$ 0.10	$ 0.36	$ 0.21	$ 0.59

Basic weighted average shares outstanding	9,113,713	9,089,919	9,106,455	9,005,221
Diluted weighted average shares outstanding	9,193,574	9,358,292	9,219,161	9,276,619

CLEARONE COMMUNICATIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(Dollars in thousands, except per share value)

	Quarter ended September 30, 2012			Quarter ended September 30, 2011
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$ 11,573	$ -	$ 11,573	$ 11,511	$ -	$ 11,511
Cost of goods sold	4,856	(2)	4,854	4,534	-	4,534
Gross profit	6,717	2	6,719	6,977	-	6,977

Operating expenses:
Sales and marketing	1,821	(15)	1,806	2,184	(4)	2,180
Research and product development	1,959	(9)	1,950	1,796	(4)	1,792
General and administrative	1,545	(467)	1,078	1,333	(267)	1,066
Proceeds from litigation	-	-	-	(3,702)	3,702	-
Total operating expenses	5,325	(491)	4,834	1,611	3,427	5,038

Operating income	1,392	493	1,885	5,366	(3,427)	1,939
Other income, net	29	-	29	(4)	-	(4)

Income before income taxes	1,421	493	1,914	5,362	(3,427)	1,935
Provision for income taxes	492	171	663	1,987	(1,285)	702
Net income	$ 929	$ 322	$ 1,251	$ 3,375	$ (2,142)	$ 1,233

Basic earnings per common share	$ 0.10		$ 0.14	$ 0.37		$ 0.14
Diluted earnings per common share	$ 0.10		$ 0.14	$ 0.36		$ 0.13

Basic weighted average shares outstanding	9,113,713		9,113,713	9,089,919		9,089,919
Diluted weighted average shares outstanding	9,193,574		9,193,574	9,358,292		9,358,292

The adjustments consist of the following:
Proceeds from litigation		$ -			$ (3,702)
Share-based compensation		65			48
Amortization of purchased intangibles		222			87
Legal expenses for litigation relating to indemnification of former
officers, intellectual property claims and our claim for damages		162			139
Acquisition related expenses		44			-
		493			(3,428)
Provision for income taxes affected by the above adjustments		171			(1,285)
Total adjustments		$ 322			$ (2,143)

CLEARONE COMMUNICATIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(Dollars in thousands, except per share value)

	Nine Months ended September 30, 2012			Nine Months ended September 30, 2011
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$ 33,382	$ -	$ 33,382	$ 34,102	$ -	$ 34,102
Cost of goods sold	13,464	(3)	13,461	13,666	-	13,666
Gross profit	19,918	3	19,921	20,436	-	20,436

Operating expenses:
Sales and marketing	6,209	(45)	6,164	6,274	(14)	6,260
Research and product development	5,996	(26)	5,970	5,249	(12)	5,237
General and administrative	4,736	(1,452)	3,284	4,166	(1,070)	3,096
Proceeds from litigation	(250)	250	-	(3,702)	3,702	-
Total operating expenses	16,691	(1,273)	15,418	11,987	2,606	14,593

Operating income	3,227	1,276	4,503	8,449	(2,606)	5,843
Other income, net	40	-	40	15	-	15

Income before income taxes	3,267	1,276	4,543	8,464	(2,606)	5,858
Provision for (benefit from) income taxes	1,310	481	1,791	2,956	(943)	2,013
Net income	$ 1,957	$ 795	$ 2,752	$ 5,508	$ (1,663)	$ 3,845

Basic earnings per common share	$ 0.21		$ 0.30	$ 0.61		$ 0.43
Diluted earnings per common share	$ 0.21		$ 0.30	$ 0.59		$ 0.41

Basic weighted average shares outstanding	9,106,455		9,106,455	9,005,221		9,005,221
Diluted weighted average shares outstanding	9,219,161		9,219,161	9,276,619		9,276,619

The adjustments consist of the following:
Proceeds from litigation		$ (250)			$ (3,702)
Share-based compensation		176			131
Amortization of purchased intangibles		554			263
Legal expenses for litigation relating to indemnification of former
officers, intellectual property claims and our claim for damages		526			841
Acquisition related expenses		270			-
Total of adjustments before taxes		1,276			(2,467)
Income taxes affected by the above adjustments		481			(893)
Total adjustments		$ 795			$ (1,574)

CLEARONE COMMUNICATIONS, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA
(Dollars in thousands, except per share value)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
GAAP Net Income	$ 929	$ 3,375	$ 1,957	$ 5,508
Adjustments:
Provision for (benefit from) for income taxes	492	1,987	1,310	2,956
Depreciation and Amortization	412	285	1,166	872
Non-GAAP EBITDA	1,833	5,647	4,433	9,336
Proceeds from litigation	-	(3,702)	(250)	(3,702)
Share-based compensation	65	48	176	131
Legal expenses for litigation relating to indemnification of former
officers, intellectual property claims and our claim for damages	162	139	526	841
Acquisition related expenses	44	-	270	-
Non-GAAP Adjusted EBITDA	$ 2,104	$ 2,132	$ 5,155	$ 6,606

Basic weighted average shares outstanding	9,113,713	9,089,919	9,106,455	9,005,221
Diluted weighted average shares outstanding	9,193,574	9,358,292	9,219,161	9,276,619

Basic Adjusted EBITDA per common share	$ 0.23	$ 0.23	$ 0.57	$ 0.73
Diluted Adjusted EBITDA per common share	$ 0.23	$ 0.23	$ 0.56	$ 0.71